UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2009

CHINA CARBON GRAPHITE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-114564	98-0550699
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

c/o Xinghe Xingyong Carbon Co., Ltd.
787 Xicheng Wai
Chengguantown
Xinghe County
Inner Mongolia, China
Telephone: (86) 474-7209723
(Address of principal executive offices)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 - 9725
E-mail: alevitsky@srff.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 28, 2009, China Carbon Graphite Group, Inc. (the “Company”) elected Yizhao Zhang and John Chen as directors.  Mr. Zhang and Mr. Chen, who are independent directors, shall each receive 25,000 shares of common stock for each year of service as director.  A copy of Mr. Zhang’s agreement is filed as Exhibit 99.1 and a copy of Mr. Chen’s agreement is filed as Exhibit 99.2.

With the election of Mr. Chen and Mr. Zhang, the Company now has a majority of independent directors. Effective October 28, 2009, the Company created audit, compensation and corporate governance/nominating committees and adopted a code of conduct.  Mr. Chen and Mr. Zhang, along with Hongbo Liu, who is also an independent director, will serve as members of each of the committees, with Mr. Zhang serving as chairman of the audit committee, Mr. Chen as chairman of the compensation committee and Mr. Liu as chairman of the corporate governance/nominating committee. A copy of the Company’s code of conduct is filed as Exhibit 14.1.

Mr. Chen has served as chief financial officer and director of General Steel Holdings, Inc., a Chinese steel manufacturing company, since May 2004. From August 1997 to July 2003, Mr. Chen was senior accountant at Moore Stephens, Wurth, Frazer and Torbet, LLP, Los Angeles, California, USA. He graduated from Norman Bethune University of Medical Science, Changchun City, Jilin Province, China in 1992. He received a B.S. degree in accounting from California State Polytechnic University, Pomona, California in 1997.

Mr. Zhang, 39, has more than 13 years of experiences in portfolio investment, corporate finance, and accounting. He has been chief financial officer of Universal Travel Group, a travel agency services company, since August 17, 2009. From August 2008 to January 2009, he was the chief financial officer of Energroup Holdings Corp., a fresh and processed meat producer in the PRC. From May 2007 through May 2008, he was chief financial officer of Shengtai Pharmaceutical Inc., a PRC manufacturer and supplier of glucose products. From April 2006 through December 2006, he was the deputy chief financial officer of China Natural Resources, Inc., a PRC mineral mining company. From April 2005 through April 2006, he was the vice president and senior manager in Chinawe Asset Management Consultancy Limited, a company which mainly manages non-performing loan assets in China. Mr. Zhang was a financial consultant with Hendrickson Asset Management Assistance LLP from January 2004 through November 2004. Mr. Zhang is a certified public accountant, and a member of the American Certified Accountants. Mr. Zhang received a bachelor degree in economics from Fudan University, Shanghai in 1992 and obtained an MBA degree with Financial Analysis and Accounting concentrations from the State University of New York at Buffalo in 2003. Mr. Zhang currently serves as a director of China Education Alliance, Inc., a PRC-based online educational resource company, China Green Agriculture, Inc, a PRC-based producer of humic acid-based compound fertilizers, and Kaisa Group Holdings Ltd., one of the largest property developers in China, and from June 2008 to August 2009 served as director and audit chairman of Universal Travel Group.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2009, the board of directors approved a restatement of the Company’s Bylaws.  A copy of the Company’s Bylaws is filed as Exhibit 3.1.

Item 9.01  Financial Statements and Exhibits.

Exhibits

3.1	Amended and Restated Bylaws, dated October 28, 2009.
14.1	Code of Conduct and Whistleblower Policy.
99.1	Agreement, dated October 28, 2009, by and between China Carbon Graphite Group, Inc. and Yizhao Zhang.
99.2	Agreement, dated October 28, 2009, by and between China Carbon Graphite Group, Inc. and John Chen.
99.3	Press release, dated November 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CARBON GRAPHITE GROUP, INC. (Registrant)

Date: November 3, 2009	By:	/s/ Ting Chen
Ting Chen
Chief Financial Officer